UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 17, 2005
(Date of earliest event reported: May 11, 2005)

DUKE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

NORTH CAROLINA (State or other jurisdiction of incorporation)	1-4928 (Commission File No.)	56-0205520 (IRS Employer Identification No.)

526 South Church Street Charlotte, North Carolina (Address of principal executive offices)	28202-1904 (Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

1.	Changes to Director Compensation

On May 12, 2005, the Board of Directors approved changes to retainer and attendance fees for non-employee directors of the registrant, as follows:

•	Nuclear Oversight Committee meeting fee: $3,000 (from $1,500) for in-person meetings held in conjunction with Board meetings, including bifurcated meetings (e.g., meeting on day 1, with second meeting on day 2, both around Board meeting); $1,500 (no change) for telephonic meetings and telephonic participation in meetings held in conjunction with Board meetings. Retroactive to May 1, 2005.

•	Annual Board retainer (stock): $65,000 value (from $50,000)(equity vehicle may vary). Effective May 12, 2005.

2.	Award of Phantom Stock to Non-employee Directors

On May 12, 2005, the Board of Directors granted an additional 2005 phantom stock units to all non-employee directors under the Duke Energy Corporation 1998 Long-Term Incentive Plan, to reflect the increase in the annual director stock retainer. The number of units in each award (540) was calculated by dividing $15,000, the difference in the new annual director stock retainer value and the value granted on February 22, 2005, by the closing price of Duke Energy Common Stock on the business day immediately preceding the date of the grant. The units will vest ratably over five years, or, if earlier, upon (1) termination of service after attaining age 70, (2) termination of service after attaining age 62 with at least 10 years of service, (3) termination of service due to death or disability, or (4) upon a Change in Control (as defined in the Duke Energy Corporation 1998 Long-Term Incentive Plan) while serving as director. The phantom stock units are payable upon vesting in Duke Energy common stock. The form of phantom stock award agreement for directors is attached hereto as Exhibit 10.1.

3.	Award of Phantom Stock Grant to Named Executive Officer

On May 11, 2005, the Compensation Committee of the Board of Directors approved an award of 35,000 phantom stock units to Mr. Jimmy W. Mogg, the registrant’s Group Vice President and Chief Development Officer, effective as of May 11, 2005. The units vest on June 1, 2006, provided Mr. Mogg’s employment has not been terminated before that date, or earlier if, prior to June 1, 2006, Mr. Mogg’s employment terminates due to death, disability, or a Change in Control (as defined in the Duke Energy Corporation 1998 Long-Term Incentive Plan) and Mr. Mogg’s employment is terminated by the registrant without cause. The phantom stock units are payable upon vesting in Duke Energy common stock.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the May 12, 2005, annual meeting of the registrant’s shareholders, Robert J. Brown and Leo E. Linbeck, Jr., retired as directors from the registrant’s Board of Directors pursuant to the registrant’s Board of Directors retirement policy.

On May 12, 2005, following the registrant’s annual meeting at which the registrant’s shareholders approved an amendment to the registrant’s Restated Articles of Incorporation to eliminate classification of the Board of Directors, all members of the Board of Directors continuing in office tendered a letter of resignation effective as of the 2006 annual meeting, so that the terms of all directors shall end, and all directors shall thereafter be elected annually, at the 2006 annual meeting.

ITEM 9.01 Financial Statements And Exhibits.

(c) Exhibits.

                    10.1 Form of Phantom Stock Award Agreement pursuant to Duke Energy Corporation 1998 Long-Term Incentive Plan by and between Duke Energy Corporation and nonemployee directors.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

By: /s/ Edward M. Marsh, Jr. Edward M. Marsh, Jr. Deputy General Counsel and Assistant Secretary

Date: May 17, 2005

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